UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2016

ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2016, Ares Commercial Real Estate Corporation (the “Company”) completed the previously announced sale of its mortgage banking business to Barings Real Estate Advisers LLC (formerly known as Cornerstone Real Estate Advisers LLC), a Delaware limited liability company (the “Buyer”), pursuant to the terms of the Purchase and Sale Agreement, dated June 28, 2016 (as amended, the “Agreement”). Under the terms of the Agreement, the Buyer purchased from the Company all of the outstanding common units of ACRE Capital Holdings LLC, a Delaware limited liability company and the holding company that owns the Company’s mortgage banking subsidiary, ACRE Capital LLC ("ACRE Capital"), for approximately $93.0 million. The purchase price is subject to certain post-closing final working capital adjustments.

Item 2.02. Results of Operations and Financial Condition.

On October 6, 2016, the Company issued a press release containing certain financial information for the quarter ended September 30, 2016. The text of the press release is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information disclosed under this Item 2.02, including Exhibit 99.3 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The Company is filing this Current Report on Form 8-K to, among other things, present retrospectively revised historical consolidated financial statements and other information for the years ended December 31, 2015, December 31, 2014 and December 31, 2013 to reclassify the financial results of ACRE Capital that were placed into discontinued operations during the quarter ended June 30, 2016. Accordingly, the Company has retrospectively adjusted its consolidated financial statements for the years ended December 31, 2015, 2014 and 2013 to reflect ACRE Capital as discontinued operations held for sale.

The retrospective adjustment has no effect on the Company’s previously reported net income, financial condition or cash flows for the periods presented.

This Current Report on Form 8-K updates the following items in the Annual Report on Form 10-K filed on March 1, 2016 (the “2015 Annual Report”) to reflect retrospectively the changes discussed above for all periods presented:

•	Part II, Item 6. Selected Financial Data

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk

•	Part II, Item 8. Financial Statements and Supplementary Data

The updated sections of the 2015 Annual Report are attached hereto as Exhibit 99.2.

The information in Exhibit 99.2 does not reflect events or disclosures occurring after the filing of the 2015 Annual Report and does not modify or update the disclosures therein, except to the extent related to the reclassification of the financial results to ACRE Capital that were placed into discontinued operations during the quarter ended June 30, 2016. For a discussion of events and developments subsequent to the filing of the 2015 Annual Report, please refer to the Company’s filings with the Securities and Exchange Commission since that date.

References to “ACRE”, the “Company,” “we,” “us,” and “our” in the exhibits to this report, unless otherwise noted, refer to the Company and its consolidated subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Ares Commercial Real Estate Corporation unaudited pro forma financial information to give effect to the disposition of the Company’s mortgage banking business, comprised of a pro forma balance sheet as of June 30, 2016 and pro forma consolidated statements of operations for the years ended December 31, 2015, December 31, 2014 and December 31, 2013, and the related notes, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP
99.1
Ares Commercial Real Estate Corporation unaudited pro forma consolidated financial information, comprised of a pro forma balance sheet as of June 30, 2016 and pro forma consolidated statements of operations for the years ended December 31, 2015, December 31, 2014 and December 31, 2013

99.2
Updated Item 6. Selected Financial Data; Updated Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures About Market Risk; and Updated Item 8. Financial Statements and Supplementary Data

99.3	Press Release, dated October 6, 2016
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: October 6, 2016

	By:	/s/ Tae-Sik Yoon
	Name:	Tae-Sik Yoon
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP
99.1
Ares Commercial Real Estate Corporation unaudited pro forma consolidated financial information, comprised of a pro forma balance sheet as of June 30, 2016 and pro forma consolidated statements of operations for the years ended December 31, 2015, December 31, 2014 and December 31, 2013

99.2
Updated Item 6. Selected Financial Data; Updated Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures About Market Risk; and Updated Item 8. Financial Statements and Supplementary Data

99.3	Press Release, dated October 6, 2016
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

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